Exhibit 99.1

First Citizens Bancorporation, Inc.
NEWS RELEASE	Contacts:
For Immediate Release	Barbara Thompson	Angela English
June 10, 2014	First Citizens BancShares	First Citizens Bancorporation
	919.716.2716	803.931.1854

FIRST CITIZENS BANCSHARES AND FIRST CITIZENS BANCORPORATION ANNOUNCE MERGER AGREEMENT
Merger to Create Largest Family-Controlled Bank in the U.S. and
Premier Southeast-Headquartered Financial Services Franchise

RALEIGH, N.C., and COLUMBIA, S.C. – First Citizens BancShares, Inc. (NASDAQ: FCNCA) and First Citizens Bancorporation today announced the signing of a definitive merger agreement.

The agreement provides for the merger of Columbia, S.C.-based First Citizens Bancorporation and its banking subsidiary, First Citizens Bank and Trust Company, Inc., into Raleigh, N.C.-based First Citizens BancShares, Inc. and its banking subsidiary, First Citizens Bank.

The transaction is expected to close in the fourth quarter of 2014, subject to the receipt of regulatory approvals and the approval of shareholders from both companies.

Following all approvals, Frank B. Holding Jr., chairman and CEO of First Citizens BancShares and First Citizens Bank, is expected to lead the combined company. He said: “I’m pleased to announce the merger of these two strong service-oriented companies. Our similar cultures, values and business philosophies make this transaction a natural fit. We see great opportunity in combining to create one bank with enormous potential for future success for our stockholders, customers, associates and communities.”

Jim Apple, chairman and CEO of First Citizens Bancorporation and First Citizens Bank and Trust Company, Inc., plans to retire this fall when the transaction is completed. Apple said about the proposed merger:  “We see so many positives to joining with a bank that has a similar culture and brings 116 years of experience in financial services. This agreement makes compelling strategic sense. The combined First Citizens Bank, with its robust product and service offerings and customer focus, will carry on a tradition of financial strength and growth.”

The combined company’s leadership team and board of directors will be comprised of members from both organizations. They will be announced at later dates.

Based on financial results as of March 31, 2014, the combined company would have total assets of $30.7 billion, deposits of $26.1 billion, loans of $18.0 billion, and more than 575 branches in 18 states and the District of Columbia. The merger will create the largest family-controlled bank in the U.S. and the sixth largest bank headquartered in the Southeast by asset size.

Under the terms of the agreement, at closing each share of First Citizens Bancorporation will convert automatically into the right to receive 4.0 shares of First Citizens BancShares Class A common stock and $50 in cash, unless the holder elects for each share of such holder’s First Citizens Bancorporation common stock to be converted into 3.58 shares of First Citizens BancShares Class A common stock and 0.42 shares of First Citizens BancShares Class B common stock. Based on the closing price of First Citizens BancShares Class A common stock and the last price of First Citizens BancShares Class B common stock on June 9, 2014, and depending on whether the shareholders of First Citizens Bancorporation elect to receive the combination of First Citizens BancShares Class A common stock and cash or the combination of First Citizens BancShares Class A common stock and Class B common stock, the transaction is valued at between $636.9 million and $676.4 million.

The agreement was negotiated and approved by a special committee of independent directors of each board and approved by each company’s board of directors.

The independent committee of First Citizens BancShares was advised by Sandler O’Neill + Partners, L.P. Raleigh-based Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, provided legal counsel.

The independent committee of First Citizens Bancorporation was advised by Bank of America Merrill Lynch. Charlotte, N.C.-based Robinson Bradshaw & Hinson, P.A., provided legal counsel.

Additional Information

In connection with the proposed merger, First Citizens BancShares will file with the U.S. Securities and Exchange Commission (the “SEC”) a Form S-4 Registration Statement that will include a Joint Proxy Statement for First Citizens BancShares and First Citizens Bancorporation, a prospectus relating to First Citizens BancShares’ Common Stock and other documents relevant to the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, as they will contain important information about the proposed transaction.

Once available, a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about First Citizens BancShares, may be obtained at the SEC’s Internet site (www.sec.gov). These documents will also be available, free of charge, from both First Citizens BancShares and First Citizens Bancorporation:
•	First Citizens BancShares – Visit the website at https://www.firstcitizens.com/meet-first-citizens/corporate-information/corporate-profile/, direct a request to Proxy Request, Post Office Box 27131, Raleigh, N.C. 27611-7131 or call 919.716.7711.
•	First Citizens Bancorporation – Visit the website at https://www.firstcitizensonline.com/about/financial/index.html, direct a proxy request to Proxy Request/Corporate Secretary, 1230 Main St., Columbia, S.C. 29201 or call 803.931.1320.

First Citizens BancShares and First Citizens Bancorporation and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about the executive officers and directors of First Citizens BancShares is set forth in the proxy statement for the 2014 annual meeting of stockholders, as filed with the SEC on Schedule 14A on March 17, 2014. Information about the executive officers and directors of First Citizens Bancorporation may be obtained by reading the Joint Proxy Statement/Prospectus regarding the merger when it becomes available.

The information on First Citizens Bancorporation’s website is not, and shall not be deemed to be, a part of the website of First Citizens BancShares or incorporated into any of its filings with the SEC.

About First Citizens BancShares

First Citizens BancShares, with $22.2 billion in assets, is the financial holding company for First Citizens Bank. First Citizens Bank provides consumer, business and commercial banking, wealth, investments and insurance through a network of branch offices, internet banking, mobile banking, telephone banking and ATMs.

Headquartered in Raleigh, N.C., First Citizens Bank today has 401 offices in 17 states (Arizona, California, Colorado, Florida, Georgia, Kansas, Maryland, Missouri, New Mexico, North Carolina, Oklahoma, Oregon, Tennessee, Texas, Virginia, Washington and West Virginia) and the District of Columbia. The bank is the recipient of multiple national awards for customer satisfaction and overall stability and security. For more information, visit www.firstcitizens.com. First Citizens Bank. Forever First.

About First Citizens Bancorporation

First Citizens Bancorporation, with $8.5 billion in assets, is the parent company of First Citizens Bank and Trust Company. Headquartered in Columbia, S.C., First Citizens Bank and Trust Company offers services in commercial and retail banking through 176 offices in South Carolina and Georgia. For more information, visit www.firstcitizensonline.com.

Disclosures About Forward-Looking Statements

This news release may contain forward-looking statements. Factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the ability to obtain regulatory approvals and meet other closing conditions in the merger agreement, including shareholder approval of each party, on the expected terms and schedule, delay in closing the merger, difficulties and delays in integrating the businesses of the companies or fully realizing cost savings and other benefits of the merger, changes in interest rates and capital markets and other factors detailed  in First Citizens BancShares’ filings with the SEC.

###

Frank B. Holding Jr., chairman and CEO of First Citizens BancShares Inc. and First Citizens Bank (North Carolina)

Jim Apple, chairman and CEO of First Citizens Bancorporation and First Citizens Bank and Trust Company, Inc. (South Carolina)